Exhibit 5.3

March 13, 2017

Westlake Chemical Corporation

2801 Post Oak Boulevard

Suite 600

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as special Michigan counsel for Plastic Trends, Inc., a Michigan corporation (the “Guarantor”), in connection with the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the “Commission”) by Westlake Chemical Corporation, a Delaware corporation (the “Company”), and certain of its wholly owned subsidiaries (the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”) of the offering and issuance of (i) up to $624,793,000 aggregate principal amount of the Company’s 4.625% Senior Notes due 2021 (the “2021 Exchange Notes”) to be offered by the Company in exchange for a like principal amount of the Company’s outstanding unregistered 4.625% Senior Notes due 2021 (the “Outstanding 2021 Notes”), (ii) up to $433,793,000 aggregate principal amount of the Company’s 4.875% Senior Notes due 2023 (the “2023 Exchange Notes”) to be offered by the Company in exchange for a like principal amount of the Company’s outstanding unregistered 4.875% Senior Notes due 2023 (the “Outstanding 2023 Notes”), (iii) up to $750,000,000 aggregate principal amount of the Company’s 3.600% Senior Notes due 2026 (the “2026 Exchange Notes”) to be offered by the Company in exchange for a like principal amount of the Company’s outstanding unregistered 3.600% Senior Notes due 2026 (the “Outstanding 2026 Notes”), (iv) up to $700,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2046 (the “2046 Exchange Notes” and, together with the 2021 Exchange Notes, the 2023 Exchange Notes and the 2026 Exchange Notes, the “Exchange Notes”) to be offered by the Company in exchange for a like principal amount of the Company’s outstanding unregistered 5.000% Senior Notes due 2046 (the “Outstanding 2046 Notes” and, together with the Outstanding 2021 Notes, the Outstanding 2023 Notes and the Outstanding 2026 Notes, the “Outstanding Notes” and, the exchange by the Company of the Exchange Notes for the Outstanding Notes, the “Exchange Offer”), and (v) the guarantee (the “Guarantee”) of the Guarantor of the Company’s obligations under the Exchange Notes. The 2021 Exchange Notes and the 2023 Exchange Notes and the Guarantee are to be issued under an Indenture, dated as of January 1, 2006 (the “Base Indenture”), between The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), as supplemented by the Ninth Supplemental Indenture thereto, dated as of September 7, 2016 (the “Ninth Supplemental

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Indenture”), and the Supplemental Indenture, dated as of October 25, 2016 (the “October 2016 Supplemental Indenture”). The 2026 Exchange Notes and the 2046 Exchange Notes and the Guarantee are to be issued under the Base Indenture, as supplemented by the Eighth Supplemental Indenture thereto, dated as of August 10, 2016 (the “Eighth Supplemental Indenture” together with the Ninth Supplemental Indenture and the October 2016 Supplemental Indenture, the “Supplemental Indentures” and the Supplemental Indentures, together with the Base Indenture, the “Indenture”), and the October 2016 Supplemental Indenture.

In such capacity, we have reviewed the Registration Statement, the Base Indenture and the Supplemental Indentures, each of which has been provided to us by counsel to the Company. We have not reviewed any other supplemental indentures to the Base Indenture and have assumed that none of such other supplemental indentures would alter or affect the opinions expressed below. We have also examined originals or copies of the Articles of Incorporation and Bylaws of the Guarantor, resolutions of the Board of Directors of the Guarantor dated October 6, 2016, which have been furnished to us by counsel to the Company, and a certificate of a public official of the State of Michigan concerning the legal existence, qualification or good standing of the Guarantor. In all such examinations and for purposes of rendering these opinions, we have assumed the authenticity of all original and certified documents and conformity to original or certified documents of all copies submitted to us as conformed or facsimile, electronic or photostatic copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Indenture, and any instruments related thereto and written statements and other information of or from public officials, officers or representatives of the Company and the Guarantor, and assume compliance on the part of all parties to the Indenture and the Exchange Notes, and the instruments related thereto, with the covenants and agreements contained therein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. In addition, we reviewed such questions of law as we considered appropriate.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective, no stop order suspending the effectiveness of the Registration Statement or preventing the use of any prospectus or prospectus supplement has been or will be issued and no proceedings for that purpose have been or will be instituted or threatened by the Commission; (ii) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (iii) the Exchange Notes will be issued and sold in compliance with applicable federal law in exchange for the Outstanding Notes in the manner and in accordance with the terms stated in the Registration Statement; (iv) the Exchange Notes will be duly authorized, executed and delivered by the

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parties thereto in substantially the form described in the Registration Statement and in accordance with the provisions of the Indenture; (v) the Exchange Notes will be duly authenticated by the Trustee in the manner provided in the Indenture; (vi) the Indenture has been duly authorized, executed and delivered by the parties thereto (other than the Guarantor); (vii) the Indenture constitutes the legal, valid binding obligation of the Trustee, (viii) the Guarantee has been duly executed by the Guarantor, and (ix) all signatures are genuine.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.    Guarantor is validly existing and in good standing under the laws of the State of Michigan.

2.    Guarantor has the requisite power and authority to execute and deliver, and to perform all of its obligations under, the October 2016 Supplemental Indenture and the Guarantee.

3.    Guarantor has taken all necessary action to duly authorize the execution, delivery and performance of the October 2016 Supplemental Indenture and the Guarantee.

4.    Each of the October 2016 Supplemental Indenture and the Guarantee has been duly executed and delivered by Guarantor.

5.    The execution, delivery and performance of the October 2016 Supplemental Indenture and the Guarantee by Guarantor did not and will not violate any provision of (i) the articles of incorporation or bylaws of Guarantor, (ii) any Michigan law applicable to Guarantor and applicable to transactions similar to the Exchange Offer or, (iii) violate or conflict with any judgment, order or decree, of which we are aware, applicable to Guarantor of any court, regulatory body, administrative agency, governmental body or other authority of the State of Michigan having jurisdiction over Guarantor.

Our opinion as to the existence and good standing of the Guarantor is based solely on certificates of public officials and our use of the term “good standing” refers to whatever specific status those certificates confirm.

The opinions expressed herein are limited to the laws of the State of Michigan as currently in effect and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein or for any other reason.

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This opinion may be relied upon by Baker Botts L.L.P. in connection with the issuance of its opinion letter in connection with the Registration Statement, and any amendments thereto, including any post-effective amendments to be filed by the Company with the Commission under the Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Dykema Gossett PLLC

DYKEMA GOSSETT PLLC